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                                                                    Exhibit 23.3


                                Auditor's Consent

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report in respect of Deutsche Ausgleichsbank ("DtA") dated May 14, 2002.

December 17, 2002                      PwC Deutsche Revision Aktiengesellschaft
                                       Wirtschaftsprufungsgesellschaft


By: /s/ Ramrath                        By: /s/ Dr. Erner
   -------------------------------        -------------------------------
    Wirtschaftsprufer                      Wirtschaftsprufer